ANNUAL MEETING OF STOCKHOLDERS OF
THE NEPTUNE SOCIETY, INC.
June 22, 2004
PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card
in the envelope provided as soon as possible

FACSIMILE - Sign, date and fax your proxy card
to Corporate Secretary at (818) 953-9844

COMPANY NUMBER
ACCOUNT NUMBER
CUSIP NUMBER

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    [X]

The Board of Directors Recommends a Vote "FOR ALL NOMINEES" in Item 1.	The Board of Directors Recommends a Vote "FOR" Item 2.

Item 1. ELECTION OF DIRECTORS.	Item 2.	FOR	AGAINST	ABSTAIN

[ ] FOR ALL NOMINEES [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES [ ] FOR ALL EXCEPT*	NOMINEES • Marco Markin _______________ • Cameron Strang ______________ • Brent Lokash ________________ • Bernard C. Darre _____________	Item 2. Ratification of Auditor	[ ] [ ]	[ ] [ ]	[ ] [ ]

* INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •. To cumulate votes for any indicated nominee(s), write the number of votes cast for each nominee beside the nominee's name. Unless designated otherwise, your votes will be distributed equally among the nominees you have not withheld authority for.
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To change the address on your account, please check this box [   ] and indicate your new address in the space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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_________________________________________________	If this proxy is properly executed and returned, the shares represented hereby will be voted. If not otherwise specified (or unless discretionary authority to accumulate votes is exercised), FOR ALL NOMINEES Item 1 and FOR Item 2 will be voted.

             MARK HERE IF YOU
             PLAN TO ATTEND THE
MEETING [ ]

Signature of Stockholder: ________________________________________ Title: ________________________________________________________	Date: _______________

Signature of Stockholder: ________________________________________ Title: ________________________________________________________	Date: _______________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.